UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2018, SunPower Corporation (the “Company”) held its 2018 annual meeting of stockholders. Stockholders voted on three proposals at the meeting. First, François Badoual, Antoine Larenaudie, and Pat Wood III were nominated and re-elected as Class I directors to serve until the Company’s 2021 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement relating to its 2018 annual meeting of stockholders. Third, stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018. The results of stockholder voting are summarized below.

1. Proposal One - the re-election of each of the nominated Class I directors:

Number of Votes
	For	Withheld	Broker Non-Votes
François Badoual	83,875,165	14,134,158	30,201,500
Antoine Larenaudie	85,910,368	12,098,955	30,201,500
Pat Wood III	85,058,400	12,950,923	30,201,500

2. Proposal Two - the approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Number of Votes
For	Against	Abstain	Broker Non-Votes
84,495,661	9,604,087	3,909,575	30,201,500

3. Proposal Three - the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Number of Votes
For	Against	Abstain	Broker Non-Votes
126,622,073	999,436	589,314	----

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 22, 2018	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel